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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington,D.C. 20549



                                   Form 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 3, 1997 Commission File Number: 0-10095



                            Unit Instruments, Inc.
            (Exact name of registrant as specified in its charter)

        California                                           33-0077406
(State or other jurisdiction                               (I.R.S. Employer
     of Incorporation)                                  Identification Number)



            22600 Savi Ranch Parkway, Yorba Linda, California 92887
             (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (714) 921-2640




                    This Report consists of eight (8) pages.

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ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS
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On September 3, 1997, A. Wade Blackman resigned from the Registrant's Board of
Directors. In his letter of resignation, Mr. Blackman expressed disagreement with the strategic direction for the Registrant favored by management of the Registrant and a majority of the Registrant's Board of Directors.

Mr. Blackman had not been nominated for reelection as a director of the Registrant. As such, Mr. Blackman's term as a director would have terminated at the Registrant's Annual Shareholder Meeting to be held on October 24, 1997.

The Registrant believes that Mr. Blackman's contentions are misleading and factually inaccurate. All Minutes of the Board of Director meetings held since the Registrant became an independent company in November, 1995 have been approved by a unanimous vote of the full Board, of which Mr. Blackman was a member during this period. The Registrant's election not to respond to the balance of Mr. Blackman's contentions should not be viewed as its agreement with any of such contentions. A copy of Mr. Blackman's letter of resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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  (a) Financial statements of businesses acquired: None

  (b) Pro forma financial information: None

  (c) Exhibits:

      (1) 99.1 Letter of resignation from A. Wade Blackman dated
          September 3, 1997

      (2) 99.2 Press release dated September 5, 1997

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                                  SIGNATURES



Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.



                                       UNIT INSTRUMENTS, INC.




Date: September 8, 1997                By  /s/ Gary N. Patten
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                                           Gary N. Patten
                                           Chief Financial Officer